UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 3, 2010
(Date of earliest event reported)

GATEWAY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6404 (Commission File Number)	44-0651207 (I.R.S. Employer Identification Number)

1415 Louisiana, Suite 4100, Houston, Texas 77001
(Address of principal executive offices, including zip code)

(713) 336-0844
(Registrant's telephone number, including area code)
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2010, board of directors of Gateway Energy Corporation (the “Company”) appointed Frederick M. Pevow, Jr., age 47, as the Company's Chief Executive Officer and President.  Mr. Pevow is a private investor and previously was the president of Pevow and Associates, Inc., which provided investment and interim CFO consulting services to companies in the energy, power and chemicals industries, from February 2006 to December 2008.  He was the interim chief financial officer and a member of the board of directors of Texas Petrochemicals, Inc. from May 2004 to January 2006.  He also served on the board of directors of Abraxas Petroleum Corporation. He was formerly a senior investment banker to the energy industry with Smith Barney Inc. and CIBC World Markets.  Mr. Pevow graduated with a bachelor of arts in the Plan II Honors Program, University of Texas at Austin.

The board of directors established an annual base salary of $175,000 for Mr. Pevow.  The board has not established any other components of Mr. Pevow’s compensation.

Item 8.01    Other Events.

On June 3, 2010, the Company issued a press release announcing the appointment of Frederick M. Pevow, Jr. as the Company’s Chief Executive Officer and President.  The press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

99.1           Press release dated June 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY ENERGY CORPORATION

		By:	/s/ Frederick M. Pevow, Jr.
Frederick M. Pevow, Jr., President and Chief Executive Officer

Date:	June 3, 2010

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